UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 25, 2025
OPEN LENDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39326	84-5031428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1501 S. MoPac Expressway
Suite 450
Austin, Texas 78746
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 512-892-0400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LPRO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2025, Adam H. Clammer resigned his position as a director of Open Lending Corporation (the “Company”). Mr. Clammer’s resignation is not the result of any dispute or disagreement with the Company or the Board of Directors (the “Board”) on any matter relating to the operations, policies, or practices of the Company.

Effective September 25, 2025, the Board appointed Todd C. Hart to serve as a director to fill the vacancy created by the resignation of Mr. Clammer. Mr. Hart’s term as a director will expire at the 2028 Annual Meeting of Stockholders. Mr. Hart was also appointed to serve as a member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Hart founded and has served as Chairman and CEO of the Upland Capital Group and related entities since 2020. From 2018 to 2021, he served on the boards of directors of the GuideOne Mutual Insurance Companies. From 2012 to 2018, he was CEO of Narragansett Bay Insurance Company, a northeast coastal homeowners insurance company. From 2009 to 2011, he served as CEO of the Swiss-based Glacier Group, where he led the company’s strategy reorganization, provided operational management of underwriting, claims and risk, and managed its sale. Mr. Hart earned an M.B.A. from Harvard Business School and an A.B. in Economics with Highest Honors from the University of North Carolina at Chapel Hill, where he was a Morehead-Cain Scholar. He currently serves on the Board of Advisors for the Institute of Risk Management and Insurance Innovation at the University of North Carolina.

There are no arrangements or understandings between Mr. Hart and any other person pursuant to which Mr. Hart was selected as a director, and Mr. Hart is not a participant in any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company has entered into its standard form of director indemnification agreement with Mr. Hart, the form of which is filed as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on June 16, 2020.

On September 25, 2025, the Company issued a press release in connection with the foregoing announcement. A copy of this press release is filed as Exhibit 99.1 to this report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release issued by the Company on September 25, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN LENDING CORPORATION

By:	/s/ Jessica Buss
Name:	Jessica Buss
Title:	Chief Executive Officer
Date: September 25, 2025